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                                                                   EXHIBIT 3.4

                                 AMENDMENT NO. 3
                                     to the
                 SECOND AMENDED AND RESTATED OPERATING AGREEMENT
                                       of
                           CHEROKEE INTERNATIONAL, LLC


         This Amendment No. 3 (this "AMENDMENT") to the Second Amended and Restated Operating Agreement, dated as of April 30, 1999, as amended by Amendment No. 1 thereto, dated as of June 30, 1999 and Amendment No. 2 thereto, dated as of June 30, 1999 (the "AGREEMENT"), of Cherokee International, LLC, a California limited liability company (the "COMPANY") is made and entered into as of June __, 2000 among the Company and such members of the Company as are party to this Amendment.

         WHEREAS, Section 4.1.2 of the Agreement provides that, under certain circumstances, Members shall have the opportunity to make additional Capital Contributions on a pro rata basis in accordance with their Percentage Interests; and

         WHEREAS, the issuance of additional membership units of the Company to individuals who are not "Accredited Investors" as set forth in the Rules and Regulations promulgated under the Securities Act of 1933, as amended, is impracticable on a commercially reasonable basis.

         NOW, THEREFORE, in consideration of the mutual agreements and promises herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1. DEFINITIONS: REFERENCES. Unless otherwise specifically defined herein, each term used herein that is defined in the Agreement shall have the meaning assigned to such term in the Agreement. Each reference to "hereof," "hereunder," herein" and "hereby" and other similar reference contained in the Agreement shall from and after the date of this Amendment refer to the Agreement as amended hereby.

2. EFFECTIVENESS OF AMENDMENTS. Upon approval by a Supermajority of the members of the Management Committee and Members having at least a Majority in Interest, including the signatories hereto, this Amendment shall become effective and the Agreement shall be amended as provided herein as of June __, 2000.

3. AMENDMENT OF SECTION 4.1.2. Section 4.1.2 of the Operating Agreement is amended to read its entirety as follows:


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                  "No Member shall be required to make any additional Capital
                  Contributions. To the extent approved by the Management Committee by Supermajority Vote, from time to time, the Members may be permitted to make additional Capital Contributions if and to the extent they so desire, and if the Management Committee by Supermajority Vote determines that such additional Capital Contributions are necessary or appropriate for the conduct of the Company's business. In that event, the Members shall have the opportunity, but not the obligation, to participate in such additional Capital Contributions on a pro rata basis in accordance with their Percentage Interests; PROVIDED, that no Member shall have the opportunity to make such additional Capital Contributions unless such Member has previously demonstrated to the reasonable satisfaction of the Management Committee that such Member is an Accredited Investor within the meaning of the Rules and Regulations promulgated under the Securities Act of 1933, as amended. Each Member shall receive a credit to his or her Capital Account in the amount of any additional capital contributed in cash (or the fair market value of any non-cash contribution) which he or she contributes to the Company. Immediately following such Capital Contributions, the Percentage Interests shall be adjusted by the Management Committee through issuances of additional Units (which shall be voting Units unless the Member to receive such Units either
                  (i) holds only non-voting Units, or (ii) requests non-voting Units) as may be necessary to reflect the new relative proportions of the Capital Accounts of the Members, taking into consideration any adjustments to the Capital Accounts made in accordance with the provisions of Tres. Reg. Section 1.704-1(b)(2)(iv)(f). The fair market value of any non-cash contribution shall be determined in good faith by Supermajority Vote of the Management Committee representatives."

         Emphasis on amended language for purposes of Members' consent only.

4. EFFECTIVENESS OF THE AGREEMENT. Except as amended hereby, the Agreement shall continue in full force and effect.

5. INCORPORATION OF TERMS. This Amendment shall be governed by and construed in accordance with Article XIII of the Agreement.


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                  IN WITNESS WHEREOF, the parties hereto have duly executed this
Amendment as of the day and year first above written.

                                     MEMBER:

                                     CHEROKEE INVESTOR PARTNERS, LLC



                                     By:
                                        --------------------------------
                                     Its:
                                        --------------------------------

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                                     MEMBER:



                                     By:
                                        --------------------------------
                                           GANPAT PATEL, AS TRUSTEE OF
                                           THE PATEL FAMILY TRUST,
                                           DATED JULY 17, 1987

                                     MEMBER:



                                     By:
                                        --------------------------------
                                           MANJU PATEL, AS TRUSTEE OF
                                           THE PATEL FAMILY TRUST,
                                           DATED JULY 17, 1987

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                                     MEMBER:



                                     By:
                                        --------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

                                     MEMBER:



                                     By:
                                        --------------------------------
                                           ANITA TOLANI, AS TRUSTEE OF
                                           THE GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                     MEMBER:



                                     By:
                                        --------------------------------
                                           ASHA PATEL, AS TRUSTEE OF
                                           THE GANPAT PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

                                     MEMBER:



                                     By:
                                        --------------------------------
                                           RITA PATEL, AS TRUSTEE OF THE
                                           MANJU PATEL 1997 IRREVOCABLE
                                           TRUST I, DATED NOVEMBER 3, 1997

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                                     MEMBER:



                                     By:
                                        --------------------------------
                                           ANITA TOLANI, AS TRUSTEE OF
                                           THE MANJU PATEL 1997 IRREVOCABLE
                                           TRUST II, DATED NOVEMBER 3, 1997

                                     MEMBER:



                                     By:
                                        --------------------------------
                                           ASHA PATEL, AS TRUSTEE OF
                                           THE MANJU PATEL 1997 IRREVOCABLE
                                           TRUST III, DATED NOVEMBER 3, 1997

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                                     MEMBER:

                                     BIKOR CORPORATION



                                     By:
                                        --------------------------------
                                     Its:
                                        --------------------------------

                                     MEMBER:



                                     By:
                                        --------------------------------
                                              R. VAN NESS HOLLAND

                                     MEMBER:



                                     By:
                                        --------------------------------
                                              HOWARD RIBAUDO

                                     MEMBER:



                                     By:
                                        --------------------------------
                                              DENNIS POULIOT

                                     MEMBER:



                                     By:
                                        --------------------------------
                                              KEN KING

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                                     MEMBER:



                                     By:
                                        --------------------------------
                                              CONG DUNG LE

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                                     MEMBER:



                                     By:
                                        --------------------------------
                                              MOSHE DOMB

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                                     MEMBER:



                                     By:
                                        --------------------------------
                                              ASHOK PATEL